UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement.
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[X]	Definitive Proxy Statement.
[ ]	Definitive Additional Materials.
[ ]	Soliciting Material Pursuant to §240.14a-12.

ClearOne, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Notice of 2017 Annual Meeting of Shareholders

Date	April 27, 2017

Time	9:30 a.m. Mountain time

Place	5225 Wiley Post Way, Suite 500, Salt Lake City, UT 84116

Record date	March 27, 2017. Only shareholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting.

Proxy voting	All shareholders are cordially invited to attend the meeting and vote in person. However, to ensure your representation at the meeting, you are urged to vote as promptly as possible, whether via the Internet, by telephone, or, by marking, signing, dating, and returning the enclosed proxy in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if such shareholder has previously submitted a proxy. If you need to obtain directions on how to attend the Annual Meeting and vote in person, please contact our corporate offices at +1 (801) 975-7200.

Items of business	1.	To elect four members of our Board of Directors;

	2.	To ratify the appointment of our independent public accountants;

	3.	To approve, by non-binding advisory vote, the compensation of our named executive officers as described under the “Compensation Discussion and Analysis” and “Executive Compensation” headings of this Proxy Statement accompanying this Notice of 2017 Annual Meeting of Shareholders;

	4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The items of business are more fully described in the proxy statement accompanying this notice.

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting of Shareholders to be held on April 27, 2017. Because we have elected to utilize the “full set delivery” option, we are delivering to all shareholders, paper copies of all of our proxy materials, including a proxy card, as well as providing access to our proxy materials on a publicly accessible website. Our Proxy Statement and Annual Report for the fiscal year ended December 31, 2016 are available on our corporate website and may be accessed at http://www.clearone.com under “Investor Relations”.

By the order of the Board of Directors

Narsi Narayanan

Corporate Secretary

Salt Lake City, Utah

April 5, 2017

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2017 Proxy Statement

This proxy statement is solicited by and on behalf of the Board of Directors of ClearOne, Inc., a Utah corporation (hereinafter referred to as the “Company,” “ClearOne,” “we,” “us” or “our”), for use at the Annual Meeting of Shareholders (the “Annual Meeting”), to be held on April 27, 2017 at 5225 Wiley Post Way, Suite 500, Salt Lake City, UT 84116, at 9:30 A.M. local time, or at any continuations thereof.

These proxy solicitation materials will be distributed on or about April 6, 2017 to all shareholders entitled to vote at the meeting.

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING

What is the purpose of this Proxy Statement and accompanying Proxy?

A Proxy Statement is a document that the regulations of the Securities and Exchange Commission (“SEC”) require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the stock you own and are entitled to vote. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated two of our officers with full power of substitution as proxies for the Annual Meeting. These officers are Zeynep Hakimoglu and Narsi Narayanan.

The Board of Directors is soliciting your proxy to give all shareholders of record the opportunity to vote on matters that will be presented at the Annual Meeting. This Proxy Statement provides you with information on these matters to assist you in voting your shares.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to: (i) elect four directors; (ii) ratify the appointment of Tanner LLC as our independent public accountants for the year ending December 31, 2017; (iii) approve, by non-binding advisory vote, the compensation of our named executive officers as described under the headings “Compensation Discussion and Analysis” and “Executive Compensation;” and (iv) to transact any such other business that properly comes before the Annual Meeting (each a “Proposal,” and collectively, the “Proposals”). Although the Board of Directors does not anticipate that any other issues will come before the Annual Meeting, your completed and executed proxy gives the official proxies the right to vote your shares that you are entitled to vote in their discretion on any other matter properly brought before the Annual Meeting.

What is the record date for voting at the Annual Meeting?

The record date for purposes of determining the number of outstanding shares of our common stock eligible to vote at the Annual Meeting, and for determining the shareholders entitled to vote at the Annual Meeting, is the close of business on March 27, 2017 (the “Record Date”). As of the Record Date, 8,741,214 shares of common stock were issued and outstanding. No other series of stock is outstanding. Holders of the shares of common stock have no preemptive rights. The transfer agent for the common stock is:

Broadridge Corporate Issuer Solutions

P.O. Box 1342

Brentwood, NY 11717

+1- (877) 830-4936.

What is the quorum requirement for the Annual Meeting?

A quorum must be present at the meeting in order for the shareholders to take official action. Under Utah law and our Articles of Incorporation and Bylaws, a quorum will exist if a majority of the total number of shares entitled to vote are present, in person or by proxy. Abstentions and broker non-votes, which are described below, will be counted as “represented” for the purpose of determining the presence or absence of a quorum.

What is a broker non-vote and how is it counted?

Under applicable rules, brokers are permitted to vote their customers’ stock held in street name on routine matters when the brokers have not received voting instructions from their customers. However, brokers are not allowed to vote their customers’ stock held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called broker non-votes.

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The broker can register your shares as present at the Annual Meeting for purposes of attendance and obtaining a quorum, but will not be able to vote on those matters for which specific authorization is required. Similar to abstentions, broker non-votes are not considered a vote cast. Broker non-votes will have no effect on the voting of Proposals one through three that are on the agenda to be presented at the meeting.

What routine matters will be voted on at the Annual Meeting?

The ratification of the independent public accountants is the only routine matter on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions.

What non-routine matters will be voted on at the Annual Meeting?

The election of directors and the advisory vote on the compensation of our named executive officers are non-routine matters on which brokers are not allowed to vote unless they have received voting instructions from their customers. Your broker will not be allowed to vote your shares on any non-routine matters without your specific instructions. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

How many votes are needed to approve each Proposal?

On all matters, except as otherwise provided by Utah law, each holder of common stock will be entitled to one vote for each share of common stock held on the Record Date. Assuming that a quorum is present, the votes needed to approve each Proposal are set forth below.

Proposal one: In the election of directors, shareholders will not be allowed to cumulate their votes. The election of directors will be determined by plurality vote.

Proposals two and three: The Proposal to ratify the appointment of Tanner LLC as our independent public accountants for the year ending December 31, 2017, and the Proposal to approve, by non-binding advisory vote, the compensation of our named executive officers each requires that the votes cast in favor of the Proposal must exceed the votes cast against the Proposal.

Abstentions and broker non-votes will not affect the outcome of the election of directors, the Proposal to ratify the appointment of Tanner LLC as our independent public accountants for the year ending December 31, 2017, or the advisory vote on the compensation of our named officers.

Other Matters: Any other matter properly presented for approval by the shareholders at the Annual Meeting will generally be approved if the number of votes cast in favor of such matter exceeds the number of votes cast in opposition. With respect to any such matter, abstentions and broker non-votes are not likely to affect the outcome of a vote on such matter. We are not currently aware of any other matters to be presented at the Annual Meeting.

What are the Board of Director’s recommendations on the Proposals?

The Board of Directors recommends that shareholders cast their votes on the Proposals as follows:

●	“FOR” all director nominees listed in the proxy statement,

●	“FOR” the ratification of the appointment of our independent public accountants, and

●	“FOR” by non-binding advisory vote, the approval of the compensation of our named executive officers.

What is the effect of an “advisory” vote?

Because your votes with respect to approval of our named executive officer compensation is advisory, it will not be binding upon the Board. However, our Compensation Committee and the Board will take the outcomes of the votes into account when considering future executive compensation arrangements of our named executive officers.

What is the difference between a “shareholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with Broadridge, our transfer agent, you are a “shareholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

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Will I get more than one copy of the proxy statement, annual report or Notice of Internet Availability if there are multiple shareholders at my address?

In some cases, only one copy of this proxy statement, annual report or Notice of Internet Availability is being delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly, upon a written or oral request, a separate copy of this proxy statement, annual report or Notice of Internet Availability to a shareholder at a shared address to which a single copy of the document was delivered. Shareholders sharing an address may also submit requests for delivery of a single copy of the proxy statement, annual report or Notice of Internet Availability, but in such event will still receive separate proxies for each account. To request separate or single delivery of these materials now or in the future, a shareholder may submit a written request to the Corporate Secretary, ClearOne, Inc., 5225 Wiley Post Way, Suite 500, Salt Lake City, Utah 84116 or a shareholder may make a request by calling the Corporate Secretary at +1 (801) 975-7200, or by contacting our transfer agent, Broadridge Corporate Issuer Solutions, P.O. Box 1342, Brentwood, NY 11717 or calling +1 (877) 830-4936.

How do I vote?

If your shares of common stock are held in street name by a broker, bank or other nominee, you will receive information from your nominee as to how to instruct them to vote your shares of common stock for each of the Proposals discussed in this proxy statement.

If you are a shareholder of record and hold common stock in your own name, you may give instructions on how to vote your shares of common stock by following the instructions on the proxy card or Notice of Internet Availability on how to vote over the Internet, by phone, or by mail by completing, signing, dating and returning the proxy card.

By completing and submitting the proxy (whether over the internet, by telephone, or by signing, dating and mailing the accompanying proxy card), the shareholder authorizes Zeynep Hakimoglu, Chairman and Chief Executive Officer, and Narsi Narayanan, Corporate Secretary, as designated on the face of the proxy, to vote all shares for the shareholder. All proxies that are properly completed and submitted will be voted as the shareholder directs. If no direction is given, executed proxies will be voted FOR each proposal set forth in this proxy statement. Votes will be tabulated by Broadridge.

How do I revoke my proxy?

You may revoke your proxy before the vote is taken at the Annual Meeting by:

●	completing, signing and submitting a new proxy with a later date;

●	attending the Annual Meeting and voting in person; or

●	filing a signed, written notice of revocation with the Corporate Secretary of the Company.

Your attendance at the Annual Meeting will not automatically revoke your proxy.

If the common stock you own is held on your behalf by a broker, bank or other nominee, you must contact the nominee to receive instructions as to how you can revoke your proxy.

You may obtain an additional proxy card by writing to Corporate Secretary, ClearOne, Inc., 5225 Wiley Post Way, Suite 500, Salt Lake City, Utah 84116.

Where can I find the voting results of the Annual Meeting?

We will announce the preliminary voting results at the Annual Meeting and disclose the final voting results in a current report on Form 8-K filed with the SEC within four (4) business days of the date of the Annual Meeting, unless only preliminary voting results are available at that time. To the extent necessary, we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known. You may access or obtain a copy of these and our other reports filed with the SEC free of charge on our web site at http://www.clearone.com. Also, such Form 8-K, any amendments thereto and other reports we file with the SEC are available to you over the Internet at the SEC’s web site at http://www.sec.gov.

How can I view the shareholder list?

A complete list of shareholders of record entitled to vote at the Annual Meeting will be available for viewing during ordinary business hours for a period of ten (10) days before the Annual Meeting at our offices located at 5225 Wiley Post Way, Suite 500, Salt Lake City, Utah 84116.

Who pays for the proxy solicitation related to the Annual Meeting?

We will bear the costs of the solicitation. The solicitation of proxies by the Board of Directors will be conducted primarily by mail and through the Internet. Additionally, our officers, directors and employees may solicit proxies personally or by telephone, email or other forms of wire or facsimile communication. These officers, directors and employees will not receive any extra compensation for these services. We may reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of our common stock as of the record date.

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How can I obtain a copy of the Annual Report?

Our 2016 Annual Report, has been made available to shareholders with this proxy statement. You may also access or obtain a copy of our 2016 Annual Report, Form 10-K and other reports filed with the SEC free of charge on our web site at http://www.clearone.com, or at the SEC’s web site at http://www.sec.gov. The 2016 Annual Report contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The information contained in the “Audit and Compliance Committee Report” shall not be deemed “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

We will provide, without charge, a printed copy of our 2016 Annual Report to each shareholder of record as of the record date that requests a copy in writing. Any such requests should be directed to our Corporate Secretary at our corporate offices set forth in this proxy statement.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Articles of Incorporation and bylaws provide that our Board of Directors shall consist of not less than three or more than nine members as determined by the Board of Directors or our shareholders from time to time. The Board of Directors has currently fixed the number of directors at five. The term of each of our directors expires at the 2017 Annual Meeting. We have nominated all four out of our existing directors for election at the meeting to serve until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified. The director nominees are Ms. Hakimoglu, Mr. Baldwin, Mr. Hendricks and Mr. Robinson. In the event any nominee is unable to serve, the proxies will be voted for a substitute nominee, if any, to be designated by our Board of Directors. The Board of Directors has no reason to believe any nominee will be unable or will decline to serve as a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN.

Directors and Nominees for Director

The following table sets forth certain information regarding our directors and nominees for directors.

Name	Age	Position	Director Since
Zeynep “Zee” Hakimoglu	63	Chairman, Chief Executive Officer, and President (4)	See Note 4
Brad R. Baldwin	61	Director (1)(2)(3)	1988
Larry R. Hendricks	74	Director (1)(2)(3)	2003
Eric L. Robinson	50	Director(1)(2)(3)	2015

(1)	Member of the Audit and Compliance Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating Committee
(4)	Officer since July 2004; Director since April 2006; Chairman of the Board since July 2007.

Zeynep Hakimoglu is our President, Chief Executive Officer and Chairman. She joined our company in December 2003 as Vice President of Product Line Management and was appointed President and Chief Executive Officer in July 2004; she has served as a director of our company since April 2006 and was named Chairman of the Board in July 2007. Prior to joining ClearOne, Ms. Hakimoglu has held senior executive level positions for a variety of high-tech Silicon Valley firms in such areas as business development, product marketing, engineering and product-line management. She served as Vice President of Product Line Management for Oplink Communications, a publicly traded developer of fiber optic subsystems and components, from December 2001 to December 2002; and, President of OZ Optics USA, a manufacturer of fiber optic test equipment and components, from August 2000 to November 2001. From October 1998 to August 2000, she was Vice President of Business Development for Kaifa Technology and was instrumental in its acquisition by E-Tek Dynamics and later by JDS Uniphase. Through these acquisitions, she held the role of Deputy General Manager of the Kaifa Technology business unit. From May 1982 until it was acquired in September 1996, Ms. Hakimoglu held various positions including Vice President of Wireless Engineering and Vice President of the Wireless Business Unit for Aydin Corp., a global telecommunications equipment company that formerly traded on the New York Stock Exchange. Ms. Hakimoglu earned a Bachelor of Science Degree in Physics from California State College, Sonoma, and a Master’s Degree in Physics from Drexel University. In light of Ms. Hakimoglu’s rich experience in the high-tech industry and her unique and extensive understanding of ClearOne’s business, our Board has concluded that Ms. Hakimoglu should continue to serve as a director.

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Brad R. Baldwin has served as a director of our company since October 1988, and was appointed “lead independent director” in 2013. Mr. Baldwin is an attorney licensed to practice in Utah. He is currently employed as President and CEO of First Utah Bank, a full service commercial and community bank headquartered in Salt Lake City, Utah. Prior to that, Mr. Baldwin served as general counsel to the Wasatch Front Regional Multiple Listing Service (“WFRMLS”), which provided data and real estate services to over 10,000 real estate brokers, agents and appraisers in Utah. From 2001 to 2009, he served as an attorney and investment real estate specialist with Commerce CRG in Salt Lake City, Utah. From 1988 to 2000, he served as legal counsel and president of Banc One, Utah, a full service commercial bank owned by Banc One Corporation. He also practiced business, corporate and real estate law for ten years in Salt Lake City. He has a degree in finance from the University of Utah and a law degree from the University of Washington. He has served on the board of many community organizations, including the Salt Lake Area Chamber of Commerce, the Utah Bankers Association, and the Economic Development Corporation of Utah. In light of Mr. Baldwin’s legal and financial services background and unique understanding of our business due to his long service on our Board, the Board has concluded that Mr. Baldwin should continue to serve as a director.

Larry R. Hendricks has served as a director of our company since June 2003. Mr. Hendricks is a Certified Public Accountant who retired in December 2002 after serving as Vice President of Finance and General Manager of Daily Foods, Inc., a national meat processing company. During his 30-year career in accounting, he served as a self-employed CPA and worked for the international accounting firm Peat Marwick & Mitchell. Mr. Hendricks has served on the boards of eight other organizations, including Tunex International, Habitat for Humanity, Daily Foods, Skin Care International, and the National Advisory Board of the Huntsman College of Business at Utah State University. He earned a Bachelor’s Degree in Accounting from Utah State University and a Master of Business Administration Degree from the University of Utah. In light of Mr. Hendricks’ background in finance and accounting and his deep understanding of our business due to his long service on our Board, the Board has concluded Mr. Hendricks should continue to serve as a director.

Eric L. Robinson has served as a director of our company since July 2015. Mr. Robinson spent fourteen years in private practice as a corporate attorney, including eleven years as a partner in the Salt Lake City, Utah law firm of Blackburn & Stoll, LC. Mr. Robinson’s law practice focused on securities, corporate and other business transactions. Mr. Robinson has been principally employed as General Counsel, Chief Financial Officer and director of MicroPower Global Limited, a development stage company in the semiconductor business since 2009. He is also employed as General Counsel and Chief Financial Officer of ActiveCare, a public company that provides diabetes monitoring services. Mr. Robinson also maintains a small law practice. He also served as General Counsel, Chief Financial Officer and a director to a genetic research company from 2008 until 2015. Mr. Robinson previously acted as General Counsel and Chief Financial Officer to a commercial construction company from 2007 until 2008 which had revenues in excess of $100 million during his tenure. His legal practice includes working with companies in connection with public and private offerings of securities, corporate partnering, mergers and acquisitions, licensing and technology transfer and compensation planning. He graduated from the University of Utah with honors with a B.S. degree in accounting and he subsequently passed the CPA exam (unlicensed). He graduated from Vanderbilt University with a J.D. where he graduated Order of the Coif and acted as a Managing Editor of the Law Review. Mr. Robinson has previously served as corporate and securities legal counsel to the Company and the Company’s largest shareholder, E. Dallin Bagley. In light of Mr. Robinson’s legal and financial background, the Board has concluded that Mr. Robinson should continue to serve as a director.

CORPORATE GOVERNANCE

Information Relating to Corporate Governance and the Board of Directors

Our Board of Directors has determined, after considering all the relevant facts and circumstances, that Messrs. Baldwin, Hendricks and Robinson are independent directors, as “independence” is defined by the listing standards of NASDAQ. This determination was made because Messrs. Baldwin, Hendricks and Robinson have no relationship with us that would interfere with their exercise of independent judgment.

Our Board of Directors has an Audit and Compliance Committee, a Compensation Committee, and a Nominating Committee, each consisting entirely of independent directors.

Our Board of Directors has adopted charters for the Audit and Compliance, Compensation and Nominating Committees describing the authority and responsibilities delegated to each committee by the Board. We post on our website at http://www.clearone.com the charters of our Audit and Compliance, Compensation and Nominating Committees, our Code of Ethics, and any amendments or waivers thereto and any other corporate governance materials contemplated by SEC or NASDAQ regulations. These documents are also available in print to any shareholder requesting a copy in writing from our Corporate Secretary at our corporate offices located at the address set forth in this proxy statement.

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Board Leadership Structure; Lead Independent Director

The Board has no formal policy on whether the role of the Chairman of the Board and Chief Executive Officer should be held by separate persons. We believe it is important to maintain flexibility to have either combined offices or a separate Chairman and Chief Executive Officer structure as circumstances dictate and to make that determination based on the strategic and operational position and direction of the company and the character of the membership of the Board. The Board believes our current management structure, with Zeynep Hakimoglu serving as Chairman and Chief Executive Officer, is the optimal structure for us at this time. Ms. Hakimoglu possesses detailed and in-depth knowledge of the operational issues, opportunities and challenges facing the Company and its business, and also has a keen understanding of and ability to grasp our strategic position and opportunities. Given Ms. Hakimoglu’s particular skills and knowledge, as well as our size and stage of development, we believe Ms. Hakimoglu is best positioned to identify strategic priorities, develop agendas that the Board’s time and attention should be focused on as the most critical matters, and to lead the discussion and execution of strategy.

The Chief Executive Officer and the independent directors have different perspectives and roles in strategy development. The Chief Executive Officer brings Company-specific experience and expertise, while the Company’s independent directors bring experience, oversight, and expertise from outside the Company and its industry. The Board believes its independent directors provide effective oversight of management, and that the combined role of Chief Executive Officer and Chairman promotes the development and execution of strategy and facilitates the flow of information between management and the Board, which is essential to effective corporate governance. The Board believes the combined role of Chief Executive Officer and Chairman, together with a Board whose majority of directors are independent and the current Lead Independent Director, provides the appropriate balance between independent oversight of management and the development of strategy.

Our independent directors have selected Mr. Brad Baldwin to serve as the Board of Directors’ lead independent director. The lead independent director chairs all meetings of the non-employee and independent directors of the Board of Directors, including executive sessions. Interested parties who would like to contact Mr. Baldwin, or the non-employee or independent directors, on a confidential basis, may do so by mailing a written communication to Lead Independent Director, ClearOne, Inc., 5225 Wiley Post Way, Suite 500, Salt Lake City, Utah 84116.

Board Role in Risk Oversight

The Board of Directors is responsible for overseeing the management of the business and affairs of the Company, but delegates day-to-day management of the Company to the Chief Executive Officer and our executive management team. The Board of Directors is generally responsible for risk oversight, and the Audit and Compliance Committee assists the Board in fulfilling its responsibilities for general oversight of risk assessment and risk management. In addition, the other Board committees are also tasked with specific risk oversight functions pursuant to the terms of the committee charters or applicable NASDAQ rules. The Board as a whole and the various standing committees, in performing their respective risk oversight functions, have access to our company’s management team and external advisors, as necessary, and receive periodic presentations and reports from management, and incidental reports as matters arise with respect to strategic, operational, financial, legal or other risks and the plans management has to control such risks.

Committees of the Board of Directors

Audit and Compliance Committee. The Audit and Compliance Committee meets to review and discuss our accounting practices and procedures with management and independent public accountants and to review our quarterly and annual financial statements. The Audit and Compliance Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing, and reporting practices. The Audit and Compliance Committee’s primary duties include reviewing the scope and adequacy of our internal accounting and financial controls; reviewing the independence of our independent registered public accounting firm; approving the scope of our independent registered public accounting firm’s audit activities; approving the fees of our independent registered public accounting firm; approving any non-audit related services; reviewing the audit results; reviewing the objectivity and effectiveness of our internal audit function; and reviewing our financial reporting activities and the application of accounting standards and principles.

The members of the Audit and Compliance Committee are Eric L. Robinson (Chairman), Brad R. Baldwin and Larry R. Hendricks. Each member of the audit committee, in addition to being independent under the standards of NASDAQ, is independent under the standards of the Securities and Exchange Commission’s rules and regulations pertaining to listed company audit committees. The Board of Directors has determined that Eric L. Robinson is an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC.

Compensation Committee. The Compensation Committee is responsible for overseeing, reviewing, and approving our executive compensation and benefit programs and administers the Company’s equity incentive plans for employees. Under its charter, the Compensation Committee may delegate authority to subcommittees of the Compensation Committee or to executive officers of the Company, particularly the President and CEO with respect to compensation determinations for persons who are not executive officers of the Company. The members of the Compensation Committee are Brad R. Baldwin (Chairman), Larry R. Hendricks and Eric L. Robinson.

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Nominating Committee. The Nominating Committee is responsible for overseeing the nomination of our directors. The Nominating Committee selects, evaluates, and recommends to the full Board of Directors qualified candidates for election to the Board of Directors. The members of the Nominating Committee are Larry R. Hendricks (Chairman), Brad R. Baldwin, and Eric L. Robinson.

The Board of Directors will consider recommendations by shareholders for director nominees if the names of those nominees and relevant biographical information are submitted in writing to our company’s Secretary in the manner described for shareholder nominations below under the heading “Shareholder Proposals.” The Nominating Committee identifies and evaluates nominees for our Board of Directors, including nominees recommended by shareholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our Board of Directors. Although the Nominating Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company’s business. All director nominations, whether submitted by a shareholder, the Nominating Committee, or the Board of Directors, will be evaluated in the same manner. All of the current nominees for director were recommended by the Nominating Committee and nominated by the Board of Directors. All director nominees have consented to serve as directors, if elected, until the next Annual Meeting of Shareholders or until their successors are elected and qualified and have consented to be named as nominees.

Board and Committee Meetings

Our Board of Directors held a total of twelve meetings in 2016. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors; and (ii) the total number of meetings held by all committees of the Board of Directors on which such director was a member. Although we currently have no formal policy with respect to the attendance of members of the Board of Directors at the Annual Meetings of Shareholders, we encourage each of our directors to attend each annual meeting of shareholders. To that end, and to the extent reasonably practicable, we regularly schedule a meeting of the Board of Directors on the same day as our annual meeting of shareholders. All members of our current Board of Directors attended the 2016 Annual Meeting of Shareholders.

In 2016, the Audit and Compliance Committee held nine meetings, the Compensation Committee held eight meetings, and the Nominating Committee held two meetings.

Code of Ethics

The Board of Directors adopted a code of ethics that applies to our Board of Directors, executive officers, and employees. The Company’s Code of Ethics is posted on our website at http://www.clearone.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, as amended, requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership on Form 3 and reports of changes of ownership of our equity securities on Forms 4 and 5. Officers, directors, and greater than 10% shareholders are required to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of the reports and amendments to reports furnished to us for the year ended December 31, 2016, we believe that each person who, at any time during such fiscal year was a director, officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such period, except for the following: (i) Larry R. Hendricks, a director, filed a Form 4 on June 7, 2016 that was late by one day to report a sale of 5,000 shares of our common stock on June 2, 2016; (ii) Edward D Bagley, a beneficial owner of more than 10% of our common stock filed a Form 4 on August 17, 2016 that was late by two days to report a grant of options to purchase 10,000 shares of our common stock on August 12, 2016; and (iii) Edward D Bagley also filed a Form 4 on March 28, 2017 that was late by 173 days to report the purchase of 834 shares of our common stock upon the exercise of stock options on October 4, 2016.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers.

Name	Age	Position	Officer Since
Zeynep Hakimoglu	63	Chairman, Chief Executive Officer, and President	2004
Narsi Narayanan	46	Senior Vice President of Finance and Corporate Secretary	2009
Michael J. Braithwaite	49	Senior Vice President - Network Streaming Business	2009

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For the biography of Ms. Hakimoglu, see “Directors and Nominees for Director.”

Narsi Narayanan (now serving as Senior Vice President of Finance) has served as our Vice President of Finance since July 2009 and has more than two decades of professional experience in the areas of accounting, finance and taxes. Prior to joining our company, he managed the SEC reporting, US GAAP accounting research, Sarbanes-Oxley Act (“SOX”) compliance and other financial reporting functions from August 2007 through February 2009 at Solo Cup Company, a publicly-reporting international consumer products company. Prior to that, Mr. Narayanan managed the accounting and finance functions, including SEC Reporting, SOX compliance and US GAAP accounting research, from June 2004 through August 2007 at eCollege.com, a leading technology company serving private educational institutions, which was also a publicly-reporting company before being acquired by Pearson Education group. In addition to being a Chartered Accountant, Mr. Narayanan has extensive experience working in public accounting and in senior finance positions in India with a large conglomerate. He is a Certified Public Accountant with graduate degrees in accounting (University of Utah, M. Acc.) and business (University of Illinois, MBA-Finance).

Michael Braithwaite (the co-founder and former CTO of NetStreams, Inc.) served as CTO of NetStreams from 2002 until he joined us in November 2009. He has served as the Senior Vice President of our Network Streaming Business since January 2014 and served as Chief Strategy Officer prior to that. Mr. Braithwaite has led a distinguished twenty-plus-year career as a visionary, disruptive innovator, and proven leader in the professional audio and consumer electronics industries. He has authored more than forty U.S. and International patents and patents pending. Before his service at NetStreams, Inc., Mr. Braithwaite was a product and market manager for Crestron Electronics where he worked on highly successful audio and video distribution products. He has served on several industry technical committees including the AVnu (AVB), Consumer Electronic Association (CEA) where he co-chaired the working group and co-authored the ANSI/CEA-2030 Multi-Room Audio Cabling Standard.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee of the Board of Directors is responsible for establishing and implementing our compensation philosophy, as detailed below. The Compensation Committee reviews and approves all of our compensation policies, including executive officer salaries, bonuses and equity incentive compensation. The Compensation Committee has designed the Company’s executive compensation programs with the goal of paying total compensation to the executive officers that is fair, reasonable, competitive, and includes incentives that are designed to appropriately drive corporate performance.

The Compensation Committee reviews and approves the annual compensation for our executive officers. The Compensation Committee may retain the services of an independent compensation consultant or research firm with respect to compensation of all named executive officers. The Compensation Committee did not retain a consultant for any of the years from 2014 to 2016. In addition, the Compensation Committee considers recommendations from the Chief Executive Officer with respect to other executive officers.

Overview of Compensation Philosophy and Objectives

Our “pay-for-performance” philosophy is among the fundamental tenets of our executive compensation program. We have adopted an approach to compensation comprised of a mix of short-term and long-term components that are designed to provide proper incentives and to reward our executive officers.

Our compensation objectives for executive officers are as follows:

●	to attract and retain highly qualified individuals capable of making significant contributions to the long-term success of our company;

●	to use incentive compensation to reinforce strategic performance objectives;

●	to align the interest of our executives with the interests of our shareholders such that the risks and rewards of strategic decisions are shared; and

●	to reflect the value of each officer’s position in the marketplace and within our company.

Compensation Policies and Procedures

Our Compensation Committee is responsible for administering our compensation practices. Our Compensation Committee was appointed by our Board of Directors, and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Code, and non-employee directors for purposes of Rule 16b-3 under the Exchange Act. Under its charter, the Compensation Committee may delegate authority to subcommittees of the Compensation Committee or to executive officers of the Company, particularly the Chief Executive Officer with respect to compensation determinations for persons who are not executive officers of the Company. The members of the Compensation Committee are Brad R. Baldwin (Chairman), Larry R. Hendricks and Eric L. Robinson.

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Our Compensation Committee holds meetings as necessary throughout the year.

Within the context of the overall objectives of our executive compensation philosophy, the Compensation Committee determines the specific types and amounts of compensation to be paid to each of our named executive officers based on a number of factors including:

●	the roles and responsibilities of our executives;
●	the number of executives being compensated;
●	the individual experience and skills of, and expected contributions from, our executives;
●	special accomplishments;
●	compensation levels of executive officers at peer companies; and
●	our executives’ historical compensation at the Company.

The Compensation Committee strives to create an overall compensation package for each executive officer that satisfies the aforementioned objectives, recognizing that certain elements of compensation are better suited to reflect different compensation objectives. For example, as base salaries are the only element of compensation that are fixed in amount in advance of the year in which the compensation will be earned, the Compensation Committee believes that it is most appropriate to determine salaries with a focus on the market practices for similarly situated officers at comparable companies as adjusted to reflect the individual officer’s performance. The Compensation Committee strives to make such comparisons at least once in every two years and fix salaries based on such comparison, but did not do so in 2016. In the years when such comparison is not made, salaries are adjusted from the previous year level based on Compensation Committee’s collective knowledge of the industry, region and position as well as by applying their professional judgement. In contrast, cash bonuses and long-term incentives are better able to reflect our company’s performance as measured by financial metrics and are well-suited to motivate officers to achieve specific performance goals that the Compensation Committee has determined are in the best interests of our company. Equity grants are also well-suited to drive long-term performance and align management’s interests with those of shareholders. The Compensation Committee believes that as an officer’s responsibility increases, so does his or her ability to influence the performance of our company and accordingly, the proportion of his or her compensation that consists of his or her salary and cash bonus should decrease while the proportion of equity incentives to total compensation should increase.

In making compensation decisions, including assessing the competitiveness of the total compensation structure for each named executive officer, the Compensation Committee may consider compensation data from companies that the Compensation Committee may select as comparable in terms of industry, size and location, but did not do so in 2016. The Compensation Committee may, in its discretion, review surveys and relevant articles on executive compensation practices, and may receive reports from Equilar, Inc. on chief executive officer pay strategies and trends for publicly traded small cap companies for that purpose, but did not do so in 2016. The Compensation Committee retains complete discretion with respect to the types and amounts of compensation awards each year.

The Compensation Committee establishes the criteria, and directs the implementation, of all compensation program elements for the executive officers. Generally, the salary for each named executive officer is set at the beginning of each fiscal year by the Compensation Committee. The Compensation Committee considers the Chief Executive Officer’s appraisal of other executive officers’ general performance and looks especially to performance against predetermined goals before making its decision. The Chief Executive Officer may recommend for the Compensation Committee’s approval the stock option grants and compensation related to achievement of non-quantitative goals under non-equity based incentive plans for other executive officers.

Stockholder Say-on-Pay Advisory Vote

The Compensation Committee balances the interests of stockholders, regulators, and other interested parties. In 2016, we sought a stockholder say-on-pay advisory vote regarding executive compensation, and approximately 93% of the votes cast were in favor of our executive compensation. The Compensation Committee viewed this vote as supportive of the Company’s overall approach to executive compensation. Due to such strong stockholder support, we did not make any material changes to our compensation policies in 2016. In accordance with the stockholder advisory vote at our 2011 annual meeting of stockholders, we intended to continue seeking a stockholder say-on-pay advisory vote regarding executive compensation on an annual basis.

Elements of Compensation

The compensation of our named executive officers consists primarily of four components:

●	salary;
●	quarterly incentive cash bonuses;
●	equity-based incentives; and
●	other benefits

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In general, total compensation is geared to be sufficient to attract and retain excellent talent. In determining the adjustments to the compensation of our executive officers for the year ended December 31, 2016, we annually take into account the performance of each executive officer, their contributions toward the Company’s success, and the Company’s growth and stage of development.

We use a mix of short-term compensation (base salaries and cash incentive bonuses) and long-term compensation (equity incentive compensation) to provide a total compensation structure that is designed to achieve our pay-for-performance philosophy and our compensation objectives. We discuss each of the principal elements of our executive compensation in detail below.

Salary

In general, the salaries are designed to provide a consistent base of income and to attract the appropriate level of talent. The Compensation Committee strives to set salaries that are in line with the salaries for executives serving in similar competitive positions in the market and generally around the median level of salaries for executives serving in similar comparable positions. The Compensation Committee did not undertake an assessment of any market data in 2016. Salaries were fixed in 2015 after the Compensation Committee reviewed surveys and relevant articles on executive compensation practices, reports from Equilar, Inc. on chief executive officer pay strategies and trends for publicly traded small cap companies, and executive compensation information for several Utah based publicly-traded companies having revenues similar to those of the Company. Salaries in 2016 were fixed by making adjustments to 2015 salaries based on the Compensation Committee’s collective knowledge of the industry, region and position as well as by applying their professional judgement.

The salaries of our executive officers are reviewed annually. We may also increase the salary of an executive officer at other times if a change in the scope of the officer’s responsibilities or for any other reason that the Compensation Committee feels appropriate to achieve the objectives outlined here. The salaries also reflect the initial base salaries that were negotiated and annual adjustments made taking into account several factors including comparable positions in the market, contributions made by the executive, role and responsibilities of the executive and past performance.

The following table presents annual salaries for our named executive officers in 2014, 2015 and 2016:

Name and Principal Position	2016	2015	2014
Zeynep Hakimoglu Chief Executive Officer and President	$294,442	$279,154	$258,960
Narsi Narayanan Senior Vice President of Finance	177,665	170,481	161,590
Michael Braithwaite Senior Vice President - Network Streaming Business	172,665	167,288	162,500

Quarterly Incentive Cash Bonus

Quarterly incentive cash bonuses are designed to reward near-term operating performance and the achievement of milestones critical to our success in both the near and the long-term. Consistent with our emphasis on pay-for-performance, we have adopted an executive incentive bonus program. Executive officers will have an opportunity to earn bonuses based on the attainment of Company performance goals and a subjective analysis of individual performance that contributes to the attainment of those goals. The target bonuses and our establishment of business goals for the Company reinforces three of our compensation goals - namely, to motivate our executives toward even higher achievement and business results, to tie our executives’ goals and interests to ours and our stockholders’ and to enable us to attract and retain highly qualified individuals.

Quarterly Incentive Cash Bonus Plan for Ms. Hakimoglu and Mr. Narayanan:

According to this plan pre-determined quarterly goals are set for each quarter, namely, financial goals comprising of revenue, gross margin, operating income and meeting financial reporting goals, and non-quantitative performance goals. Quarterly revenue, gross margin and operating income targets are set early in the year as part of adopting the Company’s budget for the year and these goals are seldom changed during the year except when there is a material acquisition or other event that has a significant impact on the financials of the company. Typically, these goals are set at target levels that the Compensation Committee believes will be difficult to achieve so that the full incentive bonuses are only paid when performance exceeds expectations. The Committee recognizes the difficulty to achieve these goals as these goals are often not met. Financial reporting goals which include meeting reporting deadlines are set for each quarter upon consultations with the Audit and Compliance Committee.

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The targeted bonus is set at 50% of the officers’ salary for each quarter with 70% of such bonus allocated for quantitative financial goals and the remaining 30% allocated for non-quantitative performance goals. The weights for quantitative performance goals are equally split for the first three quarters of the year. For the fourth quarter of the year weights assigned to the quantitative financial goals are as follows: 20% for revenue; 20% for gross margin; 20% for operating income; and 40% for meeting financial reporting deadlines.

Each quarterly quantitative goal is assessed separately. A minimum of 100% of the quarterly quantitative goal must be achieved in order to earn the bonus associated with the goal. In other words, no partial credit is given if the targeted quantitative goal is not achieved. The Compensation Committee approves bonuses for the executives only after the filing of relevant financial reports on Forms 10-Q and 10-K.

The plan provides for increased bonus upon achieving 100% of any of the quantitative goals subject to a cap of 140% of the bonus allocated for a specific quantitative goal. For every one percent achievement above the original goal, the bonus will be increased by 4%. For illustration, if actual attainment for revenue goals exceeded the original goal for a quarter by 5%, the bonus for such goal will be increased by 20%. The Compensation Committee seldom approves increased bonus for financial reporting goal and non-quantitative performance goals.

In advance of each quarter, quarterly non-quantitative performance goals for Mr. Narayanan are recommended by Ms. Hakimoglu, President and Chief Executive Officer, and approved by the Compensation Committee. Ms. Hakimoglu may at times recommend replacing an originally set performance goal with a different achievement during the quarter to address changed business priorities.

As part of the quarterly Board of Directors review of the Company’s operations, the chief executive officer provides a detailed list of priorities and objectives for the next quarter. At the end of each quarter the Compensation Committee considers whether a bonus for the chief executive officer is appropriate in light of objectives and priorities accomplished, the Company’s overall performance, the achievement of incentive bonus targets by other members of the management team, and the Compensation Committee’s subjective assessment of the overall performance of the chief executive officer.

The Compensation Committee exercises its discretion in evaluating achievement of non-quantitative goals for the other executive officers applying both objective criteria as well as subjective criteria after consulting with Ms. Hakimoglu. The Compensation Committee often relies upon their collective knowledge of the company and applies their professional skills in evaluating the performance of the executives in achieving the non-quantitative goals.

The target and actual cash incentive bonus for Mr. Narayanan and Ms. Hakimoglu in 2016 was for the five quarters beginning the third quarter of 2015 and ending with the third quarter of 2016. The Compensation Committee approves bonuses for the executives only after the filing of relevant financial reports in Forms 10-Q and 10-K.

The following table provides full details of bonus targets and bonus paid for Ms. Hakimoglu and Mr. Narayanan by each quarter during 2016.

Quarter	Goal	Zeynep Hakimoglu		Narsi Narayanan
		Bonus Target	Bonus Paid	Bonus Target	Bonus Paid
2015-Q3	Revenue	$6,344	$—	$3,828	$—
	Gross Margin	6,344	—	3,828	—
	Operating Income	6,343	—	3,828	—
	Financial Reporting	6,344	6,344	3,828	3,828
	Non-Quantitative[1]	10,875	10,875	6,563	5,250
		36,250	17,219	21,875	9,078
2015-Q4	Revenue	5,075	—	3,062	—
	Gross Margin	5,075	—	3,062	—
	Operating Income	5,075	—	3,063	—
	Financial Reporting	10,150	10,150	6,125	6,125
	Non-Quantitative[2]	10,875	10,875	6,563	6,563
	Discretionary	—	7,500	—	7,500
		36,250	28,525	21,875	20,188
2016-Q1	Revenue	6,344	—	3,828	—
	Gross Margin	6,344	—	3,828	—
	Operating Income	6,343	—	3,828	—
	Financial Reporting	6,344	6,344	3,828	3,828
	Non-Quantitative[3]	10,875	10,865	6,563	3,281
	Other[4]	—	6,563	—	4,036
		36,250	23,772	21,875	11,145

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Quarter	Goal	Zeynep Hakimoglu		Narsi Narayanan
		Bonus Target	Bonus Paid	Bonus Target	Bonus Paid
2016-Q2	Revenue	6,344	—	3,828	—
	Gross Margin	6,344	—	3,828	—
	Operating Income	6,343	—	3,828	—
	Financial Reporting	6,344	6,344	3,828	3,828
	Non-Quantitative[5]	10,875	10,875	6,563	5,906
		36,250	17,219	21,875	9,734
2016-Q3	Revenue	6,518	—	3,933	—
	Gross Margin	6,518	—	3,933	—
	Operating Income	6,518	—	3,933	—
	Financial Reporting	6,518	6,518	3,933	3,933
	Non-Quantitative[6]	11,174	8,939	6,742	5,394
		37,246	15,457	22,474	9,327
Total for 2016	Revenue	30,625	—	18,479	—
	Gross Margin	30,625	—	18,479	—
	Operating Income	30,622	—	18,480	—
	Financial Reporting	35,700	35,700	21,542	21,542
	Non-Quantitative	54,674	52,429	32,994	26,394
	Discretionary	—	7,500	—	7,500
	Other	—	6,563	—	4,036
		$182,246	$102,192	$109,974	$59,472

1.	2015-Q3 non-quantitative goals for Mr. Narayanan were to complete a forecast for new group of products, update pricelists for products, negotiate and execute an agreement with an electronics manufacturing services provider and initiate invoicing for a new customer. 2015-Q3 non-quantitative goals recognized for Ms. Hakimoglu were leading sales and marketing activities, entering into a strategic agreement, working on a strategic project, overseeing operational and business development needs of company’s international locations, making investor presentations, achieving favorable stock performance and working with finance team on re-audit.

2.	2015-Q4 non-quantitative goals for Mr. Narayanan were to prepare for SOX audit, complete 2014 re-audit and prepare for reporting as an accelerated filer. 2015-Q4 non-quantitative goals recognized for Ms. Hakimoglu were leading sales and marketing activities, leading a strategic initiative, overseeing operational and business development needs of company’s international locations, working on stock repurchase initiative, making investor presentations, achieving favorable stock performance and working with finance team on re-audit and SOX audit.

3.	2016-Q1 non-quantitative goals for Mr. Narayanan were to work on an options-repurchase program and transition of payroll function. 2016-Q1 non-quantitative goals for Ms. Hakimoglu were meet key investors, introduce new products, sign up new distributors and lead strategic initiatives.

4.	Bonuses in 2014-Q4 and 2013-Q4 were underpaid for the financial reporting goal. This was fixed and paid during 2016-Q1 bonus review.

5.	2016-Q2 non-quantitative goals for Mr. Narayanan were to file proxy statement, evaluate a software for administering company’s options awards, initiate invoicing for a product, prepare a checklist for an accounting task and work on an international tax project. 2016-Q2 non-quantitative goals recognized for Ms. Hakimoglu were participating in a major tradeshow, increasing the video products revenue, developing business relationships with channel, making investor presentations and review internal controls.

6.	2016-Q3 non-quantitative goals for Mr. Narayanan were to prepare a checklist for an accounting task, initiate a project for outsourcing a function, report inventory levels of key distributors to sales teams, set pricing for a new group of products and prepare long-term revenue forecasts. 2016-Q3 non-quantitative goals recognized for Ms. Hakimoglu were winning certain competitive new blue-chip customers, driving product quality, getting favorable investor reviews and continuing profitability initiatives.

Quarterly Incentive Cash Bonus Plan for Mr. Braithwaite:

Mr. Braithwaite’s compensation plan is based upon attainment of world-wide revenue of network streaming products. His revenue target is set by Ms. Hakimoglu at the beginning of each quarter. Mr. Braithwaite has to achieve at least 65% of the revenue target to be eligible for bonus. If revenue attainment is above 65% but less than 90% of the revenue target, Mr. Braithwaite gets bonus at a reduced rate of 65% of the original bonus rate. His bonus plan provides for double the bonus rate for every 1% achieved above the target revenue with no cap on the maximum bonus that he could possibly earn.

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The target and actual cash incentive bonus for Mr. Braithwaite in 2016 was for the five quarters beginning the third quarter of 2015 and ending with the third quarter of 2016. Mr. Braithwaite’s targeted bonus for these five quarters was $12,500 each. Mr. Braithwaite was not paid any bonus against these targets in any of the five quarters.

Upon Ms. Hakimoglu’s recommendation, the Compensation Committee may at its discretion award cash bonuses not exceeding $5,000 per quarter in recognition of Mr. Braithwaite’s non-revenue achievements including promoting network streaming products among channel partners, end users and internal sales teams, travelling extensively both within the U.S. and outside to provide in-depth product presentations, and supporting key projects. Mr. Braithwaite was paid discretionary cash bonus of $23,000 during 2016.

Equity Incentive Compensation

We may grant equity incentive awards in the form of stock options to align the interests of our executive officers with the interests of our stockholders. Our decisions regarding the amount and type of equity incentive compensation and relative weighting of these awards among total executive compensation is based on several factors including contributions made by the executive, the role and responsibilities of the executive, past performance of the executive, cumulative equity awards made to an officer, current stock prices, recent history of profitability of the equity awards, and current philosophy of the Board with respect to the impact of equity awards on common stock dilution.

Initial awards to new officers are largely based on the negotiations the Chief Executive Officer had at the time of recruiting. Typically, the Chief Executive Officer negotiates and makes an offer of employment subject to approval of the Compensation Committee.

We have typically made grants of equity incentive awards to our executive officers once a year. All such grants are reviewed and approved by the Compensation Committee.

The date of grant and the exercise price of the awards are established on the date of final approval by the Compensation Committee in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) 718, “Compensation - Stock Compensation.” Exercise price is typically the closing market price of a share of our common stock on the date of the grant or in cases where grant is made to take effect on a subsequent future date, such future date. We do not have any program, plan or practice of setting the exercise price at a price less than fair market value of our common stock on the grant date. We do not have any program, plan or obligation that requires us to grant equity compensation on specified dates to our named executive officers.

In our year ended December 31, 2016, we made Stock Option Awards to our executive officers, as described below:

Stock Option Awards

Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price typically for a period of up to ten years, subject to continued employment with our Company. In general, we provide our executives with service-based stock options that have gradual vesting schedules. These stock options are earned on the basis of continued service with the Company and vest over three years with one-third of the options vesting on the first anniversary of the date of grant and the remaining options vesting equally over 24 months following the first vesting date.

For certain option grants to executive officers and directors, in the event of a change in control, all of such optionee’s unvested stock options will vest and become exercisable immediately prior to the event or the closing of the transaction causing the change in control. Under the option grants, a “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions: (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders, or (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less, such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination. Except as otherwise set forth in an option grant, in the event of a change in control of our company, the Board of Directors has the sole authority to elect that the vesting of each outstanding option automatically accelerate so that each such option shall, immediately prior to the effective date of the corporate transaction, become fully exercisable for all of the shares of common stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of common stock.

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We have granted stock options as incentive stock options in accordance with Section 422 of the Code, subject to the volume limitations contained in the Code, as well as non-qualified stock options. Generally, for stock options that do not qualify as incentive stock options, we are entitled to a tax deduction in the year in which the stock options are exercised equal to the difference between the exercise price and the fair market value, at the time of exercise, of the stock for which the stock option was exercised. The holders of the non-qualified stock options are generally taxed on this same amount in the year of exercise. For stock options that qualify as incentive stock options, we do not receive a tax deduction, and the holder of the stock option may receive more favorable tax treatment than he or she would for a non-qualified stock option unless the holder makes a disqualifying disposition, generally by failing to hold the stock for the period required by the Code. Historically, we have primarily granted incentive stock options to provide these potential tax benefits to our executives and because of the limited expected benefits to our company of the potential tax deductions as a result of our historical net losses.

Effective December 12, 2014, we adopted, as approved by our stockholders, the amended and restated 2007 Equity Incentive Plan, or the ClearOne Inc. Equity Incentive Plan, that affords more flexibility to our Compensation Committee by allowing grants of a wide variety of equity awards to our key employees, directors and consultants, including non-qualified stock options, shares of restricted stock and other awards that are valued by reference to the fair market value of our common stock. This plan is designed to assist us in attracting, retaining, motivating and rewarding key employees, directors and consultants and providing long-term value for our stockholders by closely aligning the interests of these individuals with those of our stockholders.

During 2016, the Compensation Committee awarded stock options to Ms. Hakimoglu covering 60,000 shares; to Mr. Narayanan covering 27,500 shares; and to Mr. Braithwaite covering 8,000 shares.

Other Compensation

The Compensation Committee retains the discretion to offer other compensation to executive officers taking into account special circumstances including securing successful litigation settlements, and participating in patent programs.

Other Compensation in 2016 consisted of the following:

Honorariums: $300 and $6,330 was paid to Ms. Hakimoglu and Mr. Braithwaite, respectively, as honorariums under a patenting process program.

Dividend Equivalents: ClearOne stock was awarded to executive officers under a dividend equivalents plan offered to all ClearOne stock optionees including directors, officers and a consultant. Under this plan, dividend equivalents were calculated at $0.10, $0.035, $0.035, $0.035 and $0.05, for each stock option outstanding in the quarters of 2014-Q4, 2015-Q1, 2015-Q2, 2015-Q3, and 2015-Q4, respectively and equivalent value of ClearOne stock awarded. Ms. Hakimoglu, Mr. Narayanan and Mr. Braithwaite received ClearOne stock under this program for dividend equivalents related to 2015-Q3 and 2015-Q4 in 2016. The amounts calculated for Ms. Hakimoglu, Mr. Narayanan and Mr. Braithwaite were $39,100, $8,925 and $2,054, respectively. The calculated dividend equivalents were awarded in the form of ClearOne stock valued at market price on the date of award of dividend equivalents. The dividend equivalents program was discontinued in 2016 after completion of the payments described above.

Dividend Equivalents termination: $50,000, $12,500 and $2,500 were paid for Ms. Hakimoglu, Mr. Narayanan and Mr. Braithwaite, respectively, as one-time payment for the termination of the dividend equivalents program.

All of our executive officers are eligible for benefits offered to employees generally, including life, health, disability and dental insurance and participation in our 401(k) plan. We intend to continue to maintain our current benefits for our executive officers. The Compensation Committee in its discretion may revise, amend or add to the executive officers’ benefits and perquisites if it deems it advisable. We do not believe it is necessary for the attraction or retention of executive talent to provide executive officers with a substantial amount of compensation in the form of perquisites. In 2016, no such perquisites were provided.

Potential Payments Upon Termination or Change in Control

Employment Agreements. As of the year ended December 31, 2016, none of our named executive officers was party to an employment or severance agreement with us, and each named executive officer’s employment was on an “at-will” basis, permitting either us or the executive to terminate his or her employment for any reason or for no reason.

Accelerated Stock Option Vesting Upon a Change in Control. For certain option grants to executive officers and directors, in the event of a change in control, all of such optionee’s unvested stock options will vest and become exercisable immediately prior to the event or the closing of the transaction causing the change in control.

Under the option grants, a “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

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(i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders, or

(ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less, such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

Except as otherwise set forth in an option grant, in the event of a change in control of our company, the Board of Directors has the sole authority to elect that the vesting of each outstanding option automatically accelerate so that each such option shall, immediately prior to the effective date of the corporate transaction, become fully exercisable for all of the shares of common stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of common stock.

At our current stock price of about $10.00, all our named executive officers would benefit from any potential accelerated vesting of unvested stock options.

Accounting and Tax Considerations

The Company uses judgment in determining the fair value of the options awards on the date of grant using an option-pricing model with assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to, the risk-free interest rate of the awards, the expected life of the awards, the expected volatility over the term of the awards, and the expected dividends of the awards. The Company uses the Black-Scholes option pricing model to determine the fair value of share-based payments granted under the guidelines of ASC Topic 718. Black-Scholes option pricing model requires certain estimates, including an expected forfeiture rate and expected term of options granted. We also make decisions regarding the method of calculating expected volatilities and the risk-free interest rate used in the option-pricing model. The resulting calculated fair value of stock options is recognized as compensation expense over the requisite service period, which is generally the vesting period. When there are changes to the assumptions used in the option-pricing model, including fluctuations in the market price of our common stock, there will be variations in the calculated fair value of our future stock option awards, which results in variation in the compensation cost recognized.

We generally intend for our executive compensation program to comply with Section 162(m) of the Code, as well as Code Section 409A. The Compensation Committee intends for all compensation paid to the named executive officers to be tax deductible to us pursuant to Section 162(m) of the Code. Under Section 162(m) of the Code, compensation paid to the named executive officers in excess of $1,000,000 cannot be deducted by us for federal income tax purposes, unless such amounts satisfy the performance-based exception to the deduction disallowance.

Section 409A of the Code addresses certain non-qualified deferred compensation benefits payable to our executives and provides that if such benefits do not comply with Section 409A, they will be taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, our executives would be subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income. We have generally designed our executive compensation plans and agreements in a manner that complies with Section 409A.

We have granted stock options as incentive stock options in accordance with Section 422 of the Code subject to the volume limitations contained in the Code. Generally, the exercise of an incentive stock option does not trigger any recognition of income or gain to the holder. If the stock is held until at least one year after the date of exercise (or two years from the date the option is granted, whichever is later), all of the gain on the sale of the stock, when recognized for income tax purposes will be capital gain, rather than ordinary income to the recipient. Consequently, we do not receive a tax deduction. For stock options that do not qualify as incentive stock options, we are entitled to a tax deduction in the year in which the stock options are exercised equal to the spread between the exercise price and the fair market value of the stock for which the stock option was exercised. The holders of the non-qualified stock options are generally taxed on this same amount in the year of exercise.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid or earned by each named executive officer for the years ended December 31, 2016, 2015 and 2014.

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SUMMARY COMPENSATION TABLE

Name and Principal Position	Salary	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Zeynep Hakimoglu - Chief Executive Officer and President
Year ended December 31, 2016	$294,442	$258,390	$102,192	$89,400	$744,424
Year ended December 31, 2015	279,154	—	59,895	88,200	427,249
Year ended December 31, 2014	258,960	181,600	109,247	—	549,807
Narsi Narayanan - Senior Vice President of Finance
Year ended December 31, 2016	$177,665	$118,081	$59,472	$21,425	$376,643
Year ended December 31, 2015	170,481	—	31,210	29,100	230,791
Year ended December 31, 2014	161,590	90,800	61,922	—	314,312
Michael Braithwaite - Senior Vice President - Network Streaming Business
Year ended December 31, 2016	$172,665	$32,640	$23,000	$10,884	$239,189
Year ended December 31, 2015	167,288	53,073	24,000	3,109	247,470
Year ended December 31, 2014	162,500	—	36,329	1,800	200,629

(1)	The amounts in the “Option Awards” column reflect the aggregate grant date fair value of awards of stock options granted pursuant to our long-term incentive plans during the periods reported above, computed in accordance with FASB ASC Topic 718, Compensation - Stock Compensation. The assumptions made in the valuation of our option awards and the material terms of option awards are disclosed in Note 9 - Share Based Payments in our Notes to Consolidated Financial Statements included in Part IV of the Form 10-K for the year ended December 31, 2016.

(2)	Non-Equity Incentive Plan Compensation for Ms. Hakimoglu and Mr. Narayanan is based upon the achievement of pre-determined quarterly goals, namely, financial goals comprising of revenue, gross margin, operating income and meeting reporting deadlines, and non-quantitative performance goals. Mr. Braithwaite’s compensation plan is based upon attainment of revenue of a certain product group. Non-quantitative goals varied for each executive officer. Examples of non-quantitative goals include introduction of a new product, identification of a new distribution opportunity, implementing internal controls, and improving product quality. The Chief Executive Officer recommends to the Compensation Committee the compensation for achievement or partial achievement of any such predetermined goal by the other two executive officers. Compensation under the non-equity incentive plan for Ms. Hakimoglu and Mr. Narayanan is calculated by assigning 70% weight to financial goals and 30% to non-quantitative goals. Ms. Hakimoglu’s compensation for the year ended December 31, 2016 included $35,700 for achieving financial goals, $52,429 for achieving non-quantitative goals, $7,500 paid as discretionary bonus and $6,563 paid as compensation for bonus underpaid in previous years, for the year ended December 31, 2015 included $24,895 for achieving financial goals and $35,000 for achieving non-quantitative goals and for the year ended December 31, 2014 included $46,741 for achieving financial goals and $62,506 for achieving non-quantitative goals. Mr. Narayanan’s compensation for the year ended December 31, 2016 included $21,542 for achieving financial goals, $26,394 for achieving non-quantitative goals, $7,500 paid as discretionary bonus and $4,036 paid as compensation for bonus underpaid in previous years, for the year ended December 31, 2015 included $15,395 for achieving financial goals and $15,815 for achieving non-quantitative goals and for the year ended December 31, 2014 included $28,914 for achieving financial goals and $33,008 for achieving non-quantitative goals. Mr. Braithwaite’s compensation for the year ended December 31, 2016 was entirely for achieving non-revenue goals, for the year ended December 31, 2015 included $7,500 for achieving revenue goals and $16,500 for achieving non-revenue goals, and for the year ended December 31, 2014 included 29,743 for achieving financials goals and $6,586 for achieving non-quantitative goals.

(3)	All other Compensation for 2016 includes honorariums paid under a patenting process program of $6,330 for Mr. Braithwaite and $300 for Ms. Hakimoglu. All other Compensation for 2016 also includes value of ClearOne stock awarded under a dividend equivalents plan offered to all ClearOne stock optionees including directors and officers. Under this plan, dividend equivalents were calculated at $0.10, $0.035, $0.035, $0.035 and $0.05, for each stock option outstanding in the quarters of 2014-Q4, 2015-Q1, 2015-Q2,2015-Q3, and 2015-Q4, respectively and equivalent value of ClearOne stock awarded. Ms. Hakimoglu, Mr. Narayanan and Mr. Braithwaite received ClearOne stock under this program for dividend equivalents related to 2015-Q3 and 2015-Q4 in 2016. The amounts calculated for Ms. Hakimoglu, Mr. Narayanan and Mr. Braithwaite were $39,100, $8,925 and $2,054, respectively. The calculated dividend equivalents were awarded in the form of ClearOne stock valued at market price on the date of award of dividend equivalents. The dividend equivalents program was discontinued after making above mentioned payments in 2016. All other Compensation also included $50,000, $12,500 and $2,500 for Ms. Hakimoglu, Mr. Narayanan and Mr. Braithwaite respectively as one-time payment for the termination of the dividend equivalents program. All other Compensation for 2015 includes $10,000 for Ms. Hakimoglu and $11,250 for Mr. Narayanan awarded for special achievement with respect to a litigation issue. All other compensation for 2015 also includes value of ClearOne stock awarded under the dividend equivalents plan amounting to $78,200, $17,850 and $3,109, to Ms. Hakimoglu, Mr. Narayanan and Mr. Braithwaite, respectively. All other compensation in 2014 for Mr. Braithwaite consists of honorarium paid under a patenting process program.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the holdings of stock options by the named executive officers as of December 31, 2016.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date
Zeynep Hakimoglu	150,000	—	6.15	08/14/07	08/14/17
	50,000	—	4.03	11/14/08	11/14/18
	10,000	—	3.004	05/26/10	05/26/20
	10,000	—	5.48	08/05/11	08/05/21
	25,000	—	3.92	05/11/12	05/11/22
	25,000	—	8.22	08/22/13	08/22/23
	30,000	10,000	8.34	09/12/14	09/12/24
	—	50,000	11.96	03/11/16	03/11/26
	—	10,000	11.00	12/14/16	12/14/26
Narsi Narayanan	20,000	—	2.78	08/27/09	08/27/19
	10,000	—	3.004	05/26/10	05/26/20
	10,000	—	5.48	08/05/11	08/05/21
	20,000	—	3.92	05/11/12	05/11/22
	15,000	—	8.22	08/22/13	08/22/23
	15,000	5,000	8.34	09/12/14	09/12/24
	—	25,000	11.96	03/11/16	03/11/26
	—	2,500	11.00	12/14/16	12/14/26
Michael Braithwaite	5,277	4,723	12.98	05/01/15	05/01/25
	—	7,500	10.51	08/30/16	08/30/26
	—	500	11.00	12/14/16	12/14/26

(1)	One-third of unvested options vest one year from the date of grant and balance vest equally over a period of 24 months following the first anniversary date of grant.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units[1] (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Zeynep Hakimoglu	03-11-16	—	50,000	11.96	213,935
	12-14-16	—	10,000	11.00	44,455
Narsi Narayanan	03-11-16	—	25,000	11.96	106,968
	12-14-16	—	2,500	11.00	11,114
Michael J. Braithwaite	08-30-16	—	7500	10.51	30,417
	12-14-16	—	500	11.00	2,223

1.	All Options granted in 2016 have the following vesting schedule: one-third on the first anniversary of the options grant; remaining option vest equally over a period of 24 months immediately following the first vesting date.

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OPTION EXERCISES AND STOCK VESTED

The following table provides information on the exercise of stock options by named executive officers during the year ended December 31, 2016. There were no other equity awards that vested for the named executive officers during the year ended December 31, 2016.

Name	Number of shares acquired on exercise(2)	Value realized on exercise(1)(2)
Zeynep Hakimoglu	150,000	$1,273,900
Narsi Narayanan	10,000	94,000
Michael Braithwaite	14,168	110,560

(1)	Value realized on exercise is the excess of market price of underlying shares on the date of exercise over exercise price for the options.

(2)	From March 11, 2016 to March 17, 2016, the Company offered to repurchase eligible vested options to purchase shares under the 1998 Plan and the 2007 Plan from employees and directors. The Company repurchased delivered options at a repurchase price equal to the difference between the closing market price on the date of the employee’s communication of accepting the repurchase offer and the exercise price of such employee’s delivered options, subject to applicable withholding taxes and charges. The above table includes 94,000 options repurchased from Ms. Hakimoglu, 10,000 options repurchased from Mr. Narayanan and 14,168 options repurchased from Mr. Braithwaite. Ms. Hakimoglu, Mr. Narayanan and Mr. Braithwaite realized value of $801,820, $94,000 and $110,560 respectively from such repurchase of options.

Potential Payments Upon Termination or Change in Control

Employment Agreements. As of the year ended December 31, 2016, none of our named executive officers was party to an employment or severance agreement with us, and each named executive officer’s employment was on an “at-will” basis, permitting either us or the executive to terminate his or her employment for any reason or for no reason.

Accelerated Stock Option Vesting Upon a Change in Control. For certain option grants to executive officers and directors, in the event of a change in control, all of such optionee’s unvested stock options will vest and become exercisable immediately prior to the event or the closing of the transaction causing the change in control.

Under the option grants, a “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders, or

(ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less, such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

Except as otherwise set forth in an option grant, in the event of a change in control of our company, the Board of Directors has the sole authority to elect that the vesting of each outstanding option automatically accelerate so that each such option shall, immediately prior to the effective date of the corporate transaction, become fully exercisable for all of the shares of common stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of common stock.

At our current stock price of about $10.00, all our named executive officers would benefit from any potential accelerated vesting of unvested stock options.

Compensation Risk Assessment

In setting compensation, the Compensation Committee considers the risks to the Company’s shareholders and to achievement of its goals that may be inherent in its compensation programs. The Compensation Committee conducted a risk assessment of the Company’s compensation programs, including its executive compensation programs. The Compensation Committee reviewed and discussed its assessment with management and outside legal counsel and concluded that the Company’s compensation programs are within industry standards and are designed with the appropriate balance of risk and reward to align employees’ interests with those of the Company and do not incent employees to take unnecessary or excessive risks. Although a portion of our executives’ and employees’ compensation is performance-based and “at risk,” we believe our compensation plans are appropriately structured and are not reasonably likely to result in a material adverse effect on the Company.

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Executive Compensation and Option Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that Analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and the Company’s proxy statement relating to the Annual Meeting of stockholders to be held on April 27, 2017. This report is provided by the following independent directors, who comprise all of the members of the Compensation Committee:

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Brad R. Baldwin (Chairman)

Larry R. Hendricks

Eric L. Robinson

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Brad R. Baldwin (Chairman), Larry R. Hendricks and Eric L. Robinson.

No member of the Compensation Committee was at any time in 2016 or at any other time an officer or employee of the Company, and no member had any relationship with the Company requiring disclosure as a related-person transaction in the section “Certain Relationships and Related Transactions.” No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board of Directors or Compensation Committee at any time in 2016.

DIRECTOR COMPENSATION

The following table summarizes the compensation paid by us to non-employee directors for the year ended December 31, 2016. Ms. Hakimoglu did not receive additional compensation for her service as a director.

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)	Other Compensation(3)	Total	Share Options Outstanding at Year End
Brad R. Baldwin	$37,200	$44,165	$6,375	$87,740	45,000
Larry R. Hendricks	33,600	44,165	6,375	84,140	70,000
Eric L. Robinson	34,217	44,165	708	79,090	18,333

(1)	The base annual director’s fee for the reporting year was $30,000. In addition, independent directors were paid $100 per month for each board committee served on, and an additional $300 per month if the director was the chair of the Audit and Compliance Committee or Compensation Committee. The fee is not dependent on the number of meetings attended by any directors.

(2)	The amounts in the “Option Awards” column reflect the aggregate grant date fair value of awards of stock options granted pursuant to our long-term incentive plans during the periods reported above, computed in accordance with FASB ASC Topic 718, Compensation - Stock Compensation. The assumptions made in the valuation of our option awards are disclosed in Note 9 - Share Based Payments in our Notes to Consolidated Financial Statements contained in our Form 10-K for the year ended December 31, 2016.

(3)

Other Compensation represents value of ClearOne stock awarded under a dividend equivalents plan offered to all ClearOne stock optionees including directors and officers. Under this plan, dividend equivalents were calculated at $0.10, $0.035, $0.035, $0.035 and $0.05, for each stock option outstanding in the quarters of 2014-Q4, 2015-Q1, 2015-Q2, 2015-Q3, and 2015-Q4, respectively and equivalent value of ClearOne stock awarded. Directors received ClearOne stock under this program for dividend equivalents related to 2015-Q3 and 2015-Q4 in 2016. The calculated dividend equivalents were awarded in the form of ClearOne stock valued at market price on the date of award of dividend equivalents. The dividend equivalents program was not continued beyond 2015 after making above mentioned payments in 2016.

Independent directors receive an annual grant of stock options of 10,000 shares of common stock, of which one-third vests on the first anniversary of the date of grant, and the remaining vest in equal monthly increments over the subsequent 24-month period. All directors are reimbursed by us for their out-of-pocket travel and related expenses incurred in attending all Board of Directors and committee meetings.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We recognize that transactions between us and any of our directors, executives or other related persons can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of our company and shareholders. Therefore, as a general matter and in accordance with our Code of Ethics, it is our preference to avoid such transactions. Nevertheless, we recognize that there are situations where such transactions may be in, or may not be inconsistent with, the best interests of our company. Under the terms of its charter, our Audit and Compliance Committee reviews and, if appropriate, approves or ratifies any such transactions. Pursuant to the charter, the Committee will review any transaction in which we are or will be a participant and the amount involved exceeds $120,000, and in which any of our directors or executives had, has or will have a direct or indirect material interest. After its review, the Committee will only approve or ratify those transactions that are in, or are not inconsistent with, the best interests of our company and our shareholders, as the Committee determines in good faith. The Company’s Board of Directors adopted Related Party Transactions Policy on January 18, 2017. This policy is available in our website at http://investors.clearone.com/governance.cfm.

Related Party Transactions: Consulting Agreement with Edward D. Bagley

On June 3, 2015, ClearOne, Inc. (“ClearOne”) entered into a Consulting Agreement with Edward D. Bagley, former Chairman of the Board and greater than 10% shareholder (“Consulting Agreement”) which shall become effective as of July 29, 2015 for a term of three years. Pursuant to the terms of the Consulting Agreement Mr. Bagley will be paid a fee of $5,000 per month and is eligible to participate in our equity incentive programs and will be granted stock options commensurate with grants of stock options made to our directors. During 2016, he was paid $60,000 as consulting fees and was awarded 10,000 options at an exercise price of $11.26. He also received ClearOne stock awarded under a dividend equivalents plan offered to all ClearOne stock optionees including directors and officers. Under this plan, dividend equivalents were calculated at $0.10, $0.035, $0.035, $0.035 and $0.05, for each stock option outstanding in the quarters of 2014-Q4, 2015-Q1, 2015-Q2,2015-Q3, and 2015-Q4, respectively and equivalent value of ClearOne stock awarded. The value of ClearOne stock received by Mr. Bagley in 2016 was $779.

AUDIT AND COMPLIANCE COMMITTEE REPORT

The Audit and Compliance Committee of the Board of Directors is comprised of three directors, all of whom are independent as defined in NASDAQ and SEC rules and regulations. The members of the Audit and Compliance Committee are Eric L. Robinson (Chair), Brad R. Baldwin and Larry R. Hendricks. Eric L. Robinson is the Board of Directors’ designated “audit committee financial expert” as that term is defined in the securities laws. The Audit and Compliance Committee serves as an independent and objective party to monitor and provide general oversight of the Company’s financial accounting and reporting process, selection of critical accounting policies, system of internal control, internal audit function, audit process for monitoring compliance with laws and regulations and the Company’s standards of business conduct. The Audit and Compliance Committee performs these oversight responsibilities in accordance with its charter.

The Company’s management has primary responsibility for preparing the Company’s financial statements and the Company’s financial reporting process, including its system of internal control over financial reporting. The Company’s independent registered public accountants, Tanner LLC, are responsible for expressing opinions on the conformity of the Company’s 2016 audited financial statements to accounting principles generally accepted in the United States of America and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2016.

The Audit and Compliance Committee discussed with the Company’s independent registered public accountants the overall scope and plans for its audits. The Audit and Compliance Committee met with the Company’s independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting.

In this context, the Audit and Compliance Committee hereby reports as follows:

1. The Audit and Compliance Committee has reviewed and discussed the fiscal 2016 audited financial statements with the Company’s management, including the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements;

2. The Audit and Compliance Committee has discussed with the Company’s independent registered public accountants the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

3. The Audit and Compliance Committee has received the written disclosures and the letter from the Company’s independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the Audit and Compliance Committee concerning independence, and has discussed with the Company’s independent registered public accountants the independent registered public accountants’ independence from management and the Company; and

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4. Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit and Compliance Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the Securities and Exchange Commission on March 16, 2017.

The foregoing Audit and Compliance Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or Exchange Act, except to the extent the Company specifically incorporates this Audit and Compliance Committee Report by reference therein. Each of the members of the Audit and Compliance Committee is independent as defined under the standards of the NASDAQ Capital Market and the Securities and Exchange Commission, and meets all other requirements of such exchange and of such rules of the SEC.

AUDIT AND COMPLIANCE COMMITTEE OF THE BOARD OF DIRECTORS

Eric L. Robinson (Chairman)

Brad R. Baldwin

Larry R. Hendricks

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding ownership of our common stock as of March 27, 2017, except as otherwise stated, by (i) each director and nominee for director, (ii) the named executive officers, (iii) all of our named executive officers and directors as a group, and (iv) each person known to us to be the beneficial owner of more than 5% of our outstanding common stock.

	Shares Beneficially Owned
	Currently Owned (2)	Currently Owned Percent (2)	Shares that could be acquired within 60 days (2)	Total (2)	Percent (2)
Name of Beneficial Owner(1)	(A)	(B)	(C)	(D)	(E)
Directors and Executive Officers:
Zeynep Hakimoglu	208,395	2.38%	324,999	533,394	5.75%
Brad R. Baldwin (3)	113,853	1.30%	31,110	144,963	1.56%
Larry R. Hendricks	21,648	0.25%	56,110	77,758	0.84%
Eric L. Robinson	65	0.00%	4,860	4,925	0.05%
Narsi Narayanan	4,963	0.06%	102,499	107,462	1.16%
Michael J. Braithwaite	1,244	0.01%	6,666	7,910	0.09%
Total (Directors and Officers)	350,168	4.01%	526,244	876,412	9.45%
5% Shareholders:
Edward D. Bagley (4)	2,761,043	31.59%	4,860	2,765,903	29.83%
Wellington Trust Company (5)	790,594	9.04%	—	790,594	8.53%

(1)	Except as otherwise indicated, each person named in the table has sole voting and investment power, subject to the Utah Control Shares Acquisition Statute, with respect to all common stock beneficially owned, subject to applicable community property law. Except as otherwise indicated, each person may be reached at our corporate offices c/o ClearOne, Inc., 5225 Wiley Post Way, Suite 500, Salt Lake City, Utah 84116.

(2)	The percentages shown in Column (B) are calculated based on 8,741,214 shares of common stock outstanding on March 27, 2017. The numbers shown in Column (D) and percentages shown in Column (E) include the shares of common stock actually owned as of March 27, 2017 and the shares of common stock that the identified person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of common stock that each identified person or group had the right to acquire within 60 days of March 27, 2017 upon the exercise of options shown in Column (C) are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by the persons or groups listed above.

(3)	Includes (i) 75,329 shares held in the Baldwin Family Trust; (ii) 26,947 owned jointly with his spouse; and (iii) 11,577 shares owned directly, of which 11,000 are held in an IRA under the name of Mr. Baldwin.

(4)	Amounts for Mr. Edward D. Bagley include (i) 126,166 shares held by Edward D. Bagley’s spouse with respect to which he disclaims beneficial ownership but also has acknowledged he may be deemed the owner and (ii) 800,000 shares that are deemed to be owned by his spouse based on the fact she is a trustee of the trust in which such shares are held. Mr. Edward D. Bagley has sole voting and dispositive power over 1,834,877 shares (including the shares that may be acquired pursuant to the exercise of stock options) and shared voting and dispositive power over the 126,166 shares held by Mr. Edward D. Bagley’s spouse. This information is based upon Schedules 13D/A, as filed by Mr. Edward D. Bagley with the SEC in 2013 and Forms 4 filed with SEC in 2016. E. Bryan Bagley, who resigned as Director effective November 6, 2012 is the son of Edward D. Bagley, and each of them has previously disclaimed beneficial ownership of common stock beneficially owned by the other. The amounts indicated for Mr. Edward D. Bagley do not include any shares held by E. Bryan Bagley. All shares indicated as beneficially owned by Edward D. Bagley are subject to application of the Utah Control Shares Acquisition Act.

(5)	Represents 790,594 shares of our common stock beneficially owned by investment advisers directly or indirectly owned by Wellington Trust Company, National Association Multiple Common Trust Funds Trust and Micro Cap Equity Portfolio. This information is based upon a Schedule 13G/A, as filed and amended with the SEC as of February 9, 2017.

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PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS

We retained Tanner LLC as our auditor and independent certified public accountants for the year ended December 31, 2016. The Board of Directors of the Company has approved the appointment of Tanner LLC as our auditor and independent certified public accountants for the year ending December 31, 2017. The ratification of selection of our auditors for the current year ending on December 31, 2017 is being submitted to the shareholders for their consideration.

It is anticipated that a representative of Tanner LLC will attend the annual meeting and will be available to respond to questions. It is not anticipated that the representative will make any statement or presentation, although the representative will have an opportunity to do so if he or she desires.

PRINCIPLE ACCOUNTANT FEES AND SERVICES

The following table presents aggregate fees billed by the principal accountants to our company:

	Year ended December 31,
	2016	2015
	Tanner	Tanner	RSM
Audit Fees(1)	$299,000	$282,000	$86,000
Audit-related Fees	—	—	18,000
Tax fees(2)	43,000	3,400	227,000
All other fees(3)	—	—	—
Total	$342,000	$285,400	$331,000

(1)	Represents fees billed for professional services rendered for the audit and reviews of our financial statements filed with the SEC on Forms 10-K and 10-Q. Fees billed by RSM US LLP (“RSM”) for 2015 and for a portion of 2014 related to audit fees billed in connection with opinions which were withdrawn for 2014 or fees for reviews which required re-performance by Tanner for 2015.

(2)	Represents fees billed for tax filing, preparation, and tax advisory services.

(3)	Represents fees billed for all other non-audit services, such as consulting on potential acquisitions or dispositions.

Pre-Approval Policies and Procedures

The Audit and Compliance Committee ensures that we engage our independent registered public accounting firm to provide only audit and non-audit services that are compatible with maintaining the independence of our public accountants. The Audit and Compliance Committee approves or pre-approves all services provided by our public accountants. Permitted services include audit and audit-related services, tax services and other non-audit related services. Certain services are identified as restricted. Restricted services are those services that may not be provided by our external public accountants, whether identified in statute or determined to be incompatible with the role of an independent auditor. All fees identified in the preceding table were approved by the Audit and Compliance Committee. During 2015, the Audit and Compliance Committee reviewed all non-audit services provided by our independent registered public accounting firm and concluded that the provision of such non-audit services was compatible with maintaining the independence of the external public accountants.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT PUBLIC ACCOUNTANTS.

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PROPOSAL THREE

APPROVAL, BY NON-BINDING VOTE, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the disclosure rules of the SEC.

As described in detail under the headings “Compensation Discussion & Analysis” and “Executive Compensation,” our executive compensation programs are designed to attract and retain key executives, to stimulate management’s efforts on our behalf in a way that supports our business plan and to align management’s incentives with our long-term interests and those of our shareholders. Please read the discussion under the headings “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2016 compensation of our named executive officers.

We are asking shareholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This proposal, commonly known as “say on pay,” gives our shareholders the opportunity to express their views on our named executive officers’ compensation. The vote on this proposal is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote FOR this proposal on their proxy card.

The say-on-pay vote is advisory and, therefore, not binding on the Company, the Compensation Committee or the Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our shareholders, and to the extent there is any significant vote against our named executive officers’ compensation as disclosed in this proxy statement, the Compensation Committee will evaluate what, if any, actions are necessary to address the concerns of shareholders.

Accordingly, we ask our shareholders to approve the following advisory resolution at the 2017 Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the compensation tables and narrative discussion, is hereby approved.”

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Any shareholder that wishes to present any proposal for shareholder action at our Annual Meeting of Shareholders to be held during calendar year 2018 must notify us at our principal executive offices no later than March 3, 2018 in order for the proposal to be included in our proxy statement and form of proxy relating to that meeting.

Pursuant to Rule 14a-8 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to shareholder proposals for which the proponent does not seek inclusion of the proposed matter in our proxy statement for the annual meeting to be held during calendar 2018, except in circumstances where (i) we receive notice of the proposed matter no later than December 6, 2017 and (ii) the proponent complies with the other requirements set forth in Rule 14a-8.

SUPPLEMENTAL PROXY INFORMATION

Except as specifically modified or supplemented by the information contained in this supplement, all information set forth in the Definitive Proxy Statement remains applicable.

OTHER MATTERS

We know of no other business to be submitted at the meeting. If any other matters should properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as our Board of Directors may recommend.

24

CLEARONE, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Zeynep "Zee" Hakimoglu 02 Brad R. Baldwin 03 Larry R. Hendricks 04 Eric L. Robinson

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2 Ratify the appointment of Tanner LLC as the Company's independent public accountants.	☐	☐	☐
3 Approve, by non-binding vote, the compensation of named executive officers.	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000324112_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement are available at www.proxyvote.com

CLEARONE, INC.
Proxy for Annual Meeting of Shareholders
Thursday, April 27, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of ClearOne, Inc., a Utah corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 29, 2017, and hereby appoints Zeynep Hakimoglu and Narsi Narayanan, proxies and attorneys-in-fact, with full power to each of substitution in behalf of and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders to be held on April 27, 2017, at 9:30 A.M., local time, at 5225 Wiley Post Way, Suite 500, Salt Lake City, UT 84116, and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

A majority of such attorneys or substitutes as shall be present and shall act at said meeting or any postponement or adjournment thereof (or, if only one shall be present and act, then that one) shall have and may exercise all the powers of said attorneys-in-fact hereunder. In addition to the following proposals, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000324112_2 R1.0.1.15